EXECUTIVE OFFICER LOAN AGREEMENT




This   Agreement   is   between   _________________________   ("the
Borrower") and Intergraph Corporation ("Intergraph"). The Borrower hereby agrees to all of the terms and conditions contained in this Agreement.

 Establishment of the Program. On January 7, 1993, the Board of Directors established a loan program for corporate officers who are required to report Intergraph stock transactions to the SEC. The purpose of the loan program is to assist such officers at such times that stock transactions would be prohibited, restricted, or otherwise impractical.

 Program Amendments. In March 1994, the Board amended the program by extending the original termination date from May 1, 1994 to May 1, 1995. In April 1995, the Board again amended the program by extending it to May 1, 1996. On December 19, 1995, the Board amended the program by modifying the stock price used in the definition of the Program End Date from $20 per share to $25 per share, and by changing the repayment requirement from the date that "the Borrower sells any Intergraph stock " to the date that "the Borrower sells a cumulative amount of more than 100,000 shares of Intergraph stock". These amendments are reflected in the provisions of this Agreement contained below.

 Program Beginning/End The program will commence on January 7, 1993. The program will cease on the Program End Date, which is the earlier of May 1, 1996, or the date that the Intergraph common stock price reaches or exceeds $25 per share; provided, however, that such determination shall not be made during a restricted trading period (as announced from time-to-time by the corporate legal department). The Intergraph common stock price shall be based on the reported closing price as listed in the Wall Street Journal (or similar publication).

 Repayment. All principal and interest outstanding under the program must be repaid in full within fifteen (15) business days following the earlier of (i) the date of employment termination with Intergraph and (ii) the date the Borrower sells a cumulative amount of more than 100,000 shares of Intergraph stock, or (iii) the Program End Date. Full or partial pre-payments of principal are permitted at any time. All interest shall be paid with the final principal payment.

 Interest Rate. Interest on the amounts outstanding hereunder shall accrue for each calendar month or portion thereof at a rate equal to the Prime Rate as published in the "Money Rates" section of the Wall Street Journal (or similar publication) on the last business day of each calendar month (calculated on the basis of a year of 365 (or 366 as the case may be) days and actual days elapsed; provided, however, that if any amount shall not be paid when due (at maturity, by acceleration or otherwise), such amount shall bear interest at the rate stated above plus two percent (2%) from the date such amount was due and payable until the date such amount is paid in full.

 Promissory Note. Loans made under this Agreement shall be evidenced by a promissory note (below). The Borrower's signature on the promissory note shall indicate agreement with all terms and conditions of this Agreement.

I hereby certify that I am an officer of Intergraph Corporation and that I am required to report Intergraph stock transactions to the SEC. I further certify that (i) I am the owner or beneficial owner of Intergraph common stock with a current market value of at least the amount of any loans made under this Agreement, and/or (ii) I have currently exercisable options to purchase Intergraph common stock with a net value (current market price less exercise price) of at least the amount of any loans made under this Agreement. I agree to provide suitable evidence of the foregoing upon request. I request a loan in the amount set forth in the promissory note shown below.


                          PROMISSORY NOTE

$___________________                          Date:__________


FOR VALUE RECEIVED, the Borrower promises to pay to the order of Intergraph Corporation at any such place as Intergraph may designate, the sum of $____________ together with interest thereon, in accordance with the Agreement set forth above.

In the event that any payment due hereunder is not received when due, this Note shall be deemed in default and the entire principal and interest due hereunder shall be immediately due and payable. In the event of default hereunder, the Borrower shall pay all costs of collection, including, without limitation, reasonable attorney's fees and legal expenses incurred by Intergraph in endeavoring to collect any amounts payable hereunder. The Borrower hereby expressly waives presentment, demand for payment, dishonor, notice of dishonor, protest and notice of protest.

IN WITNESS WHEREOF, the Borrower has caused this Note to be made, executed and delivered as of the date and year written above.



                                        _________________________
                                        Signature of the Borrower




Witness:

____________________________________________